Exhibit 10.1

SABRE COMMUNICATIONS HOLDINGS, INC.

NONQUALIFIED STOCK OPTION PLAN

A.  Purpose and Scope

The purposes of this Plan are to encourage stock ownership by key management employees of Sabre Communications Holdings, Inc., a Delaware Corporation (herein called the “Corporation”) and its Subsidiaries, to provide an incentive for such employees to expand and improve the profits and prosperity of the Corporation and its Subsidiaries, and to assist the Corporation and its Subsidiaries in attracting and retaining key personnel through the grant of Options to purchase shares of the Corporation’s common stock.

B.  Definitions

1.               “Board” shall mean the Board of Directors of the Corporation.

2.               “Code” shall mean the Internal Revenue Code of 1954, as amended.

3.               “Committee” shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of persons appointed by the Board.

4.               “Option” shall mean a right to purchase Stock, granted pursuant to the Plan.

5.               “Option Price” shall mean the purchase price for Stock under an Option, as determined in Section F below.

6.               “Participant” shall mean an employee of the Corporation, or of any Subsidiary of the Corporation, to whom an Option is granted under the Plan.

7.               “Plan” shall mean this Sabre Communications Holdings, Inc., Stock Option Plan.

8.               “Stock” shall mean the common stock of the Corporation, par value $0.01.

9.               “Subsidiary” shall mean a subsidiary corporation of the Corporation, as defined in §§425(f) and 425(g) of the Code.

C.  Stock to be Optioned

Subject to the provisions of Section M of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 91,304 shares.  Such shares may be treasury, or authorized, but unissued, shares of Stock of the Corporation.

D.  Administration

The Plan shall be administered by the Committee appointed by the Board.  A majority of the members of the Committee shall constitute a quorum for the transaction of business.  The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Corporation and its Subsidiaries, and with respect to the extent of that participation.  No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.  Eligibility

The Board, upon recommendation of the Committee, may grant Options to any key management employee (including an employee who is a director or an officer) of the Corporation or its Subsidiaries.  Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine.  Options granted at different times need not contain similar provisions provided such terms for option grants conform to all relevant provisions of the stock holder, subscription and registration agreements and bylaws of the Corporation as may be amended from time to time.

All Stock acquired by the Participant upon exercise of the Option (the “Option Shares”) will be subject to the stock holder, subscription and registration agreements and bylaws of the Corporation as may be amended from time to time.

F.  Option Price

The purchase price for Stock under each Option shall be 100 percent of the fair market value of the Stock, as agreed by the Board of Directors, at the time the Option is granted, but in no event less than the par value of the Stock.

G.  Terms and Conditions of Options

Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve.  Such agreements shall comply with and be subject to the following terms and conditions:

1.  Employment Agreement.  The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation or any of its Subsidiaries for a period of time (specified in the agreement following the date the Option is granted).  The granting of options under this plan does not impose upon the Corporation, or its subsidiaries, any obligation to employ the participant for any period of time. Employment or management agreements, if any, shall be governed by separate agreements between the parties.

2.  Time and Method of Payment.  The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan, unless the Participant has notified the Corporation of its desire to utilize a cashless exercise as further described in Section N below.  A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

3.  Number of Shares.  Each Option shall state the total number of shares of Stock to which it pertains.

4.  Option Period and Limitations on Exercise of Options.  Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term.  No

Option may be exercised after the expiration of 10 years from the date it is granted.  No Option may be exercised for a fractional share of Stock.

5.  Time of Exercise of Option.

i.              Vesting Schedule.  The Board may, in its discretion, provide that an Option may vest at different times or upon certain events specified in the Option agreement.  At the adoption of this Option Plan, the vesting schedule shall otherwise be as follows: The Option shall become exercisable for 20% of the Shares on the date of the Option, and on each May 10th thereafter, so that the Option will be fully exercisable on May 10, 2010.  Until it expires or is terminated as provided in this Plan or in the Option agreement, the Option may be exercised from time to time to purchase whole shares as to which it has become exercisable.

ii.             Change of Control.  Notwithstanding anything else to the contrary in this Plan, the Option shall become fully exercisable upon the occurrence of a Change of Control as defined in this section.  For purposes of this Agreement, “Change of Control” shall mean the occurrence of approval by the Board of any of the following events:

(a)     any consolidation, merger or plan of share exchange involving the Corporation (a “Merger”) as a result of which the holders of outstanding securities of the Corporation ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger.

(b)  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation; or

(c)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, Except as such liquidation or dissolution relates to a Merger that results in holders of Voting Securities immediately prior to the Merger continuing to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the merger.

6.  Restrictions on Transfer of Shares.  Any shares purchased under this Option will be subject to the restrictions on transfer included in this Plan, as well as those restrictions included in the Corporation’s articles of incorporation and any buy-sell agreement, stockholder agreement, stock transfer agreement, registration rights or similar agreement then in effect between the Corporation and holders of at least a majority of the Corporation’s outstanding common stock, and the Optionee agrees to become a party to any such agreement.  Copies of such agreements are available for review at the Corporation’s headquarters.

H.  Termination of Employment

Except as provided in Section I below, if a Participant ceases to be employed by the Corporation or any of its Subsidiaries, his Options shall terminate immediately; provided, however, that if a Participant’s cessation of employment with the Corporation and its Subsidiaries is due to his retirement with the consent of the Corporation or any of its Subsidiaries, the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than 10 years from the date it was granted.  The Committee may cancel an Option during the three-month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Corporation or any of its Subsidiaries.  The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Corporation or a Subsidiary, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment.  Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

I.  Rights in Event of Retirement or Death

Upon retirement, with the approval of the Corporation, the participant has 3 months following the date of retirement to exercise any unexercised vested options that were exercisable at the time of retirement or during the 3 months following retirement.

If a Participant dies while employed by the Corporation or any of its Subsidiaries, and without having fully exercised vested Options, the executors or administrators, or legatees or heirs, of this estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than 10 years from the date they were granted.

J.  Corporation Repurchase Option

If the Optionee ceases to be employed by the Corporation for any reason, or no reason, with or without cause, including death or disability, the Corporation shall have an irrevocable, exclusive option (the “Repurchase Option”) for a period of 120 days from the date of termination of employment to purchase any shares of Stock acquired by the Optionee upon exercise of the Option (“Option Shares”).  The right of the Corporation under the Repurchase Option to purchase any part of the Option Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Corporation.  The Repurchase Option shall be exercised by the Corporation by delivering to Optionee (or to Optionee’s executors or administrators, if applicable) a written notice of exercise and a check for the original purchase price paid by Optionee, provided, however, that in the case of death or retirement with the consent of the Corporation, the price shall be fair market value of the Option Shares as determined by the Board of Directors of the Corporation. Upon delivery of such notice and payment of the purchase price, the Corporation shall become the legal and beneficial owner of the Option Shares, as applicable, being repurchased and all rights and interest therein or related thereto, and the Corporation shall have the right to transfer to its own name the Option Shares being purchased without further action by Optionee.  The rights of the Corporation under this section shall terminate upon the completion by the Corporation of a public offering of Common Stock registered under the Securities Act of 1933.

K.  No Obligations to Exercise Option

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

L.             Nonassignability

Options shall not be transferable other than by will or by the law of descent and distribution, and during a Participant’s lifetime shall be exercisable only by such Participant.

M.  Effect of Change in Stock Subject to the Plan

The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall proportionately be adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Corporation.

Nothing in this section shall be construed as providing the Participant with respect to either the Option granted under this plan or Option Shares any protection against dilution as a result of additional invested capital in the Corporation or its Subsidiaries or as a result of a merger or consolidation.

If the Corporation shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation.

If the Corporation is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant’s Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

N.  Method of Exercise of Option

The Option may be exercised only by notice in writing from the Optionee to the Corporation of the Optionee’s binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on which the Optionee agrees to complete the transaction, which may not be more than 30 days after delivery of the notice, and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee’s intention to acquire the shares for investment and not with a view to distribution.

Upon notification by the Board of Directors of a Change of Control,  Optionee shall deliver to the Corporation, within 10 days of such notice, a declaration of intent to utilize a cash or cashless exercise.

i.              Cash Exercise.  In the event Optionee has elected to utilize the cash exercise, on or before the date specified for completion of the purchase, the Optionee must pay the Corporation the full purchase price of those shares in cash or by check.  No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding.  The Optionee shall, immediately upon notification of the amount due, if any, pay to the Corporation in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements.  If additional withholding is or becomes required (as a result of exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Corporation, in cash or by check, on demand.  If the Optionee fails to pay the amount demanded, the Corporation or its Subsidiary may withhold that amount from other amounts payable to the Optionee, including salary, bonus, commissions or other cash compensation, subject to applicable law.

ii.             Cashless Exercise.

(a)           In the event Optionee has elected to utilize the cashless exercise, the Corporation shall issue to the Optionee, the number of Shares determined as follows:

X = Y [(A-B)/A]

where: X = the number of Shares to be issued to the Optionee.

Y = the number of Shares with respect to which this Option is being exercised.

A = the Fair Value of one common share as of the exercise date.

B = the Exercise Price then in effect.

(b)           “Fair Value.” The final prospectus price; the value of the consideration upon the closing of a Change in Control; or fair value as approved by the Board.

(c)           The Optionee shall pay to the Corporation in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements as a result of the cashless exercise.  If additional withholding is or becomes required (as a result of exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Corporation, in cash or by check, on demand.  If the Optionee fails to pay the amount demanded, the Corporation or its Subsidiary may withhold that amount from other amounts payable to the Optionee, including salary, bonus, commissions or other cash compensation, subject to applicable law.

O.  Amendment and Termination

The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted.  Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein.  Unless sooner terminated, the Plan shall remain in effect for a period of 10 years from the date of the Plan’s adoption by the Board.  Termination of the Plan shall not affect any Option previously granted.

P.  Agreement and Representation of Employees

As a condition to the exercise of any portion of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

As provided for in the stockholders’ agreement of the Corporation, a legend, substantially in the form set forth below, shall be placed on the certificates representing any shares of Stock owned by the Participant:

The shares represented by this certificate (1) Have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities lay, and may not be sold or otherwise transferred except in compliance with such laws, and (2) are subject to the rights and restrictions contained in the stockholders agreement dated as of May 9, 2006 copy of which is on file with the secretary of the issuer hereof

Q.  Reservation of Shares of Stock

The Corporation, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan.  The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Corporation for the lawful issuance and sale of its Stock hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

R.  Effective Date of Plan

The Plan shall be effective as of May 10, 2006.

S.             Governing Law

Sabre Communications Holding, Inc. Nonqualified Stock Option Plan will be governed by the laws of the state of Iowa, without regard to its conflict of laws principles and the agreed jurisdiction for any dispute regarding the terms hereof shall be in the United States District Court for the District of Delaware and the Chancery of the State of Delaware (and of the appropriate appellate courts therefrom).